Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF SUNCOKE ENERGY, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of SunCoke Energy, Inc. for the fiscal year ended December 31, 2012, I, Frederick A. Henderson, Chief Executive Officer and Chairman of SunCoke Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Annual Report on Form 10-K for the fiscal year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Annual Report on Form 10-K for the fiscal year ended December 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy, Inc. for the periods presented therein.

/s/ Frederick A. Henderson
Frederick A. Henderson
Chief Executive Officer and Chairman
February 22, 2013